EXHIBIT 2.3

                       SHAREHOLDER'S LETTER OF TRANSMITTAL
                                       AND
                                CUSTODY AGREEMENT

The Guitron Corporation
38 Place du Commerce, Suite 230
Nuns' Island, Montreal, Quebec
Canada H3E 1T8

Attention:  Richard Duffy, President

Dear Mr. Duffy:

      The undersigned hereby delivers to you a certificate or certificates (the "Certificate(s)) representing _______________ shares (the "Canadian Company Shares") of issued and outstanding stock of The Guitron Corporation (the "Canadian Company"), duly endorsed for transfer. You are to hold the Certificate(s) as Custodian for the account of the undersigned and dispose of them in accordance with this Letter of Transmittal.

      Concurrently with the execution and delivery of this Letter of Transmittal, the undersigned has executed a Power of Attorney (the "Power of Attorney") to Richard Duffy, (the "Attorney") authorizing the Attorney to exchange all of the Canadian Company Shares represented by the Certificate(s) for shares (the "Delaware Company Shares") of the common stock of Guitron International Inc., a Delaware Corporation (the "Delaware Company") and for that purpose to enter into an Agreement and Plan of Reorganization among the Canadian Company, the Delaware Company, and the shareholders of the Canadian Company (the "Acquisition Agreement"), for certificates representing 3.25 Delaware Company Shares for every one Canadian Company Share delivered to you herewith.

      If the Acquisition Agreement shall not be entered into prior to December 31, 2000, or if it shall be terminated pursuant to the provisions thereof, you are to return the Certificate(s) to the undersigned.

      Under the terms of the power of Attorney, the authority thereby conferred is subject to the interests of the Company, the other Shareholders, and prior to December 31, 2000, is irrevocable and not subject to termination by the undersigned or by operation of law, whether by death or incapacity or otherwise, and the obligations of the undersigned under the Acquisition


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

Agreement are to be similarly not subject to termination. Accordingly, the certificate(s) deposited herewith, and this Letter of Transmittal and your authority hereunder, are subject to the interests of the Company, and the other Shareholders, and this Letter of Transmittal and your authority hereunder shall not be subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of them) or by the occurrence of any other event or events. Notwithstanding any such death, incapacity of other event or events, you are nevertheless authorized and directed to deal with the Certificate(s) deposited hereunder in accordance with the terms and conditions hereof and of the Acquisition Agreement as if such death, incapacity or other event or events had not occurred regardless of whether you shall have received notice of such death, incapacity or other event or events.

      Until the Canadian Company Shares deposited herewith are exchanged pursuant to the terms of the Acquisition Agreement, the undersigned shall remain the owner of such shares, and shall have the right to vote such shares and to receive all dividends or distributions thereon.

      You shall be entitled to act and rely upon any statement, request, notice, or instruction respecting this Letter of Transmittal given to you by the Attorney or his respective substitutes.

      It is understood that you assume no responsibility or liability to any person other than to deal with the Certificate(s) deposited herewith and the certificates for the Delaware Company Shares proposed to be exchanged therefor.

      This instrument constitutes a representation of the authority of the undersigned to execute and deliver this Letter of Transmittal, the Power of Attorney and the Acquisition Agreement and to exchange the shares represented by the certificate(s) deposited herewith and that good title to such shares, free and clear of all liens, encumbrances, equities and claims whatsoever, will be transferred to the Delaware Company under the Acquisition Agreement.

      Please acknowledge receipt of the enclosed certificate(s) and your acceptance of the authority and powers hereby conferred on you, by signing and returning the enclosed copy of this letter.

                                       Very truly yours,

                                       ____________________________


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

Number of Shares of Stock
Represented by Certificate(s)
Deposited Herewith

Serial Number                       Number of Shares Represented by Each
of Certificates                     Certificate
---------------                     ------------------------------------

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

                              RECEIPT OF CUSTODIAN

      Receipt of the above certificates and acceptance of the authority and powers herein conveyed are hereby acknowledged on this __________ day of _______________, 2000.

                                       ________________________
                                       Richard Duffy


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